EXHIBIT (H)(7)

FORM OF AMENDMENT TO TRANSFER AGENCY AND SERVICES AGREEMENT
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         This Amendment,  dated as of the __ day of ___________,  2002,  between
Kobren Insight Funds (the "Fund") and PFPC Inc. (f/k/a First Data Investor Services Group, Inc.) ("PFPC"), amends the Transfer Agency and Services Agreement, dated as of the 15th day of November, 1996, between the Fund and PFPC, as amended (the "Agreement").

         WHEREAS, pursuant to the terms of the Agreement, PFPC acts as transfer agent and dividend disbursing agent for the Fund; and

         WHEREAS, the Fund and PFPC desire that PFPC's parent corporation, PFPC Trust Company become the custodian for Retirement Plans (as defined below) sponsored by the Fund, and that PFPC Inc. begin performing additional services in connection therewith;

         NOW, THEREFORE, in consideration the mutual covenants and promises hereinafter set forth, the Fund and PFPC agree as follows:

1. The following is hereby effectively added to the Agreement immediately after Section 3.4 thereof as Section 3.5:

                  "3.5      (a)     In  connection   with  the   individual
                                    retirement  accounts,   simplified  employee
                                    pension    plans,     rollover    individual
                                    retirement plans, educational IRA's and ROTH individual retirement accounts ("IRA Plans" or "Retirement Plans") within the meaning of
                                    Section 408 of the Internal  Revenue Code of
                                    1986, as amended (the "Code") sponsored by the Fund for which contributions of the Fund's shareholders (the "Participants") are invested solely in Shares of the Fund, PFPC shall provide the following administrative services:

                                    (i)   Establish   a   record  of  types  and
                                          reasons  for   distributions    (i.e.,
                                          attainment of  age 59-1/2, disability,
                                          death, return of excess contributions,
                                          etc.);

                                    (ii)  Record     method    of   distribution
                                          requested and/or made;

                                    (iii) Receive  and  process  designation  of
                                          beneficiary forms requests;

                                    (iv)  Examine  and   process   requests  for
                                          direct         transfers       between
                                          custodians/trustees, transfer and  pay
                                          over to the successor   assets  in the
                                          account and records pertaining thereto
                                          as requested;

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                                    (v)   Prepare any annual  reports or returns
                                          required to be prepared  and/or  filed
                                          by a custodian of  a  Retirement Plan,
                                          including,  but  not  limited  to,  an
                                          annual fair market value report, Forms
                                          1099R and 5498; and file same with the
                                          IRS     and     provide     same    to
                                          Participant/Beneficiary,            as
                                          applicable; and

                                    (vi)  Perform applicable federal withholding
                                          and send Participants/Beneficiaries an
                                          annual TEFRA notice regarding required
                                          federal tax withholding.

                  (b) PFPC shall arrange for PFPC Trust Company to serve as custodian for the Retirement Plans sponsored by the Fund.

                  (c) With respect to IRA Plans, PFPC shall provide the Fund with the associated IRA Plan documents for use by the Fund and PFPC shall be responsible for the maintenance of such documents in compliance with all applicable provisions of the Code and the regulations promulgated thereunder.

2. Capitalized terms used herein but not defined herein shall have the respective meanings ascribed to them in the Agreement.

3. The parties hereby acknowledge that fees for the services described above are already included in the existing fee schedule, as supplemented by Schedule A to this Amendment. The parties further acknowledge that each party is receiving sufficient consideration for this Amendment.

4. This Amendment contains the entire understanding between the parties with respect to the transactions contemplated hereby. To the extent that any provision of this Amendment modifies or is otherwise inconsistent with any provision of the Agreement and related agreements, this Amendment shall control, but the Agreement and all related documents shall otherwise remain in full force and effect.

         IN WITNESS WHEREOF,  the undersigned have executed this Amendment as of
         the        day of         , 2002.
            ------        --------

KOBREN INSIGHT FUNDS                                 PFPC INC.



-------------------------                            -------------------------
By:                                                  By:
Title:                                               Title:

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                                   SCHEDULE A

Annual fees will be waived for the following routine IRS plan documents form types provided to the Fund:

o        IRA - Traditional (includes SEP)
o        IRA - Roth
o        IRA - Simple
o        Coverdell ESA (formerly known as the Education IRA)

Annual fees for non-standard IRA forms, such as Non ERISA 403(b)(7), Money Purchase, Profit Sharing, and EZK will be charged back to the Fund at a mutually agreed upon price.

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